Asia Carbon Industries, Inc.

OTCBB : ACRB



September 2011

Forward Looking Statement

Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which Asia Carbon Industries, Inc. has little or no control.



Introduction

- Growing company in thriving market
- Modern facilities
- Strong management team
- Commitment to shareholders; fully reporting
- Substantial opportunity for growth
- Solid financial performance

China Economy

- Second largest economy worldwide
- 10.3% GDP growth in 2010
- Per capita GDP -- $7,518 in 2010
- 7% - 8% growth forecast through 2012

Carbon Black Market

- $9 billion market
- World demand forecast to rise 4.3% per year through 2013 to 11.6 million metric tons
- Asia (excluding Japan) is the largest producer and consumer of carbon black
- Asia accounted for 55% of global production and consumption in 2010
- China accounts for nearly half of total Asian consumption

Top 15 Carbon Black Companies in China	
Company Name	**Output in 2009(Ton)**
Jiangxi Black Cat	328,228
Cabot Chemical	320,000
Longxing Chemical Group	182,779
Suzhou Baohua Carbon Black	147,637
Huadong Rubber Material	136,190
Zhongxiang Chemical Industry	128,911
Shijiazhuang Xinxing	94,883
Dashiqiao liaoBin	84,021
Hebei Daguangming Industry Group	79,865
Shanxi Shuidong	67,913
Qingdao Yingchuang Chemical	67,000
Qingzhou Bo'ao	63,762
Shandong Beisite Chemical	61,231
Hangzhou Fuchuanjiang	57,723
Maoming Huanxing	49,286
Others	961,841
Total	2,831,270

Worlds Largest Auto Market

- 1.4 billion people
- Burgeoning middle class
- 13 million cars sold in 2010;
  52 million tires
- China 128 cars/ 1,000 people;
  US 779/1,000 people
- Annual car sales forecast to exceed 20 million units by 2015

Why US Financial Market


Access to Foreign Capital
Mature, free market system
Transparency for investors

Operating History

- Founded by Yao Guoyun in 2003
- Profitable in 2004
- S-1 declared effective by the SEC 10/25/2010
- Began trading on OTC Bulletin Board QB in December 2010
- Wet production line added 4th quarter 2010


Shanxi Location Map
Beijing
Taiyuan
Shanxi
China
N
www.chinahighlights.com

Corporate Overview

- China-based producer of a series of high quality carbon black products under the brand name Great Double Star
- Selling three carbon black products, plus naphthalene oil by-product
- High-profile customer base -- nearly 90% of sales are to tire manufacturers
- Positive revenue growth trend following the global economic crisis, 2010 sales were $29.68 million, a 44% increase as compared to the same period in 2009.
- First quarter 2011 sales were up 154% and net income increased 564% Compared to first quarter 2010
- Wet production line launched October 26, 2010; increased capacity, improved margins

Corporate Snapshot

Price (August 29th, 2011)	$0.75
Market Cap (August 29th, 2011)	$38 million
Shares Outstanding	50.61 million
EPS FY 2010 / Q2 2011	$0.07 /$0.08
Stockholder Equity – June 30, 2011	$23.6 million







Manufacturing Process


Manufacturing of Carbon Black
Raw Material supply
Dehydration of fuel oil
Reaction
Combustor
Reactor
Heat exchanger
Air heat exchanger
Separation
Separation of gas and material
Granulation
Refined granulation
Packaging
Test
Packaging
Storage

Product Descriptions



N660

Soft carbon black with good flexibility, necessary for the production of automobile tire inner tubes and hoses.



N220

A hard carbon black with good strength and elongation properties, used primarily in the manufacturing of automobile tires.



N330

A hard carbon black with a lower production cost; mainly used in manufacturing sides of automobile tires.



Naphthalene oil

By-product of the carbon black production process, it is the precursor to many industrial chemicals.

Product Sales

Comparison of Sales for the Six Months Ended June 30,	2011		2010	
	Sales	Metric Tons	Sales	Metric Tons
N220 - Dry	$4,667,531	4,552	$3,850,771	4,635
N330	4,431,196	4,554	3,651,782	4,667
N660	4,395,598	4,569	3,647,399	4,670
N220 - Wet	12,540,816	11,163	-	-
Naphthalene oil	907,247	1,010	-	-
Total Sales	$26,942,388	25,848	$11,149,952	13,982

Major customers and sales amounts in 2008-2010

Company Name	Percentage of 2008	Percentage of 2009	Percentage of 2010
Xuzhou Xulun Rubber Co., Ltd.	32%	31%	30%
Shifeng Juxing Tire Co., Ltd.	25%	22%	20%
Shandong Luhe Group Co., Ltd.	9%	21%	16%
Company D	7%	8%	6%
Company E	8%	6%	5%
Company F	7%	7%	6%
Company G	3%	-	4%
Company H	4%	5%	6%
Company I	2%	-	4%
Company J	1%	-	-
Company K	1%	-	-
Company L	1%	-	-
Company M	-	-	3%
Total Sales	100%	100%	100%

Financial Overview

Selected Consolidated Income Statement Data For the Periods				
	Six Months Ended June 30, (reviewed)	Years Ended December 31, (audited)		
	2011	2010	2009	2008
Revenue	26,942,388	$29,686,876	$20,648,686	$24,533,469
Gross Profit	6,130,010	5,696,925	4,424,863	4,076,567
Operating Income	5,603,744	4,703,682	4,129,186	3,677,956
Net Income	$4,086,913	$3,273,857	$2,985,848	$2,574,910
EPS	$0.08	$0.07	$0.07	$0.07
Wtd avg shares outstanding	50,608,077	48,512,458	41,300,303	37,820,130

Market Overview

- China's National Bureau of Statistics indicates the number of registered automobiles for civilian use reached 90.86 million units at the end of 2010, up 19.3% from 2009
- Vehicle owners have replaced about 100 million tires in 2009, which represented about 11% of global sales.
- China is the world's second largest producer of carbon black, after India
- The rubber industry accounts for 89.5% of worldwide carbon black output, 67.5% of which is used for tire manufacturing, 9.5% is used for other rubber car parts (such as fan belts, bumpers, etc.) Other industries account for 10.5%.

Growth Strategy

- More advanced
- More cost effective
- More Green

Complete conversion of remaining production facilities from dry to wet processing

Reduced dependence on third party petroleum and natural gas suppliers

New product development

Expand distribution network

Increase production capacity

Develop new geographic markets

Management Team

- Yao Guoyun, Chairman, Chief Executive Officer and President
- Meng Chunde, Chief Operating Officer and Director
- Delong Zhou, Chief Financial Officer
- Shi Lei, Vice President - Finance, Director
- Wang Jianjun, Assistant Vice President - Finance, Director
- Michael Segal, Director

Professional Partners

U.S. Securities Counsel
Sichenzia Ross Friedman LLP, New York, New York

China Counsel
The Global Law Office, Beijing, China

Asia Carbon Industries Inc.

News Distribution
PR Newswire

Auditor
Goldman Parks Kurland Mohidin, LLP, Encino, California
An Independent Member of the BDO Seidman Alliance

Recap

- Second quarter 2011 sales up 131%, net income up 424% as compared to first quarter 2010
- Modern facilities
- Strong management team
- Commitment to shareholders; fully reporting
- Substantial opportunity for growth
- Solid financial performance

Investor Contacts

www.asiacarbonindustries.com

- **From the Company**
  Delong Zhou – CFO-- delongcpa@hotmail.com
  Michael Segal – Director -- mssegal@ix.netcom.com
- **In the United States**
  Mark Lubchenco – mark@asiacarbonindustries.com
- **In China**
  Roy Suo -- roy@friedlandcapital.com.cn



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